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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



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        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 18, 1996

                          ROADMASTER INDUSTRIES, INC.
             (Exact name of Registrant as Specified in its Charter)



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          DELAWARE                       0-16482                84-1065239
 (State or other jurisdiction of  (Commission File Number)    (I.R.S. Employer
 incorporation or organization)                              Identification No.)



                             250 SPRING STREET, N.W
                                 SUITE 3 SOUTH
                             ATLANTA, GEORGIA 30303
                                 (404) 586-9000

(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)



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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On July 18, 1996, Roadmaster Industries, Inc. (the "Company") and its Roadmaster Corporation subsidiary entered into a definitive agreement (the "Agreement") with Brunswick Corporation ("Brunswick"), pursuant to which Brunswick is to acquire all of the assets of the Company's bicycle and snow products business (which also includes tricycles, wagons and junior ride-ons) for approximately $212,000,000 in cash. The Agreement also provides for: the assumption by Brunswick of trade payables affiliated with the bicycle and snow products being conveyed at the time of the closing, the grant to Brunswick of a long-term lease, of the Olney, Illinois facility (such lease being estimated to have a present value of approximately $2.6 million), the assumption by Brunswick of certain long-term indebtedness consisting of Industrial Revenue Bonds, UDAG loans and capital leases (the assumption of which Industrial Revenue Bonds and UDAG loans, will result in a reduction to the purchase price), and the establishment by the Company of an escrow account in the amount of $10,000,000 to secure the costs of the environmental remediation of the property at the Olney, Illinois facility, for which the Corporation has indemnified Brunswick. The purchase price is subject to adjustment for changes in working capital as of the Closing Date. The Agreement was approved by the Company's Board of Directors on July 18, 1996. The transaction is subject to satisfaction of certain conditions set forth in the Agreement, including, without limitation, the consent of the Company's lenders under its Bank Credit Agreement and waivers of certain provisions of the Indenture governing the Company's 11 3/4% Senior Subordinated Notes due 2002 (the "Notes") by the holders of the required majority of such Notes.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     The Company stated it was not practicable to file at this time the information required by Item 7 and that all information required by Item 7 will be furnished within sixty (60) days of the required date for the filing of this report.

EXHIBITS

10.1 Asset Purchase Agreement dated as of July 18, 1996 between Roadmaster Industries, Inc. ("Seller") and Roadmaster Corporation ("Seller Sub") and Brunswick Corporation ("Purchaser")

99.1 Press Release

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 ROADMASTER INDUSTRIES, INC.



Date:  August 2, 1996             By: /s/ Charles E. Sanders
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                                      Charles E. Sanders
                                      Vice President and Secretary
                                      (Principal Accounting Officer)

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